Exhibit 99.1

Thermon to delay fourth quarter and full fiscal 2019 earnings release; Expects revenue to exceed previously issued guidance

AUSTIN, TX / ACCESSWIRE / May 28, 2019 / Thermon Group Holdings, Inc. (NYSE: THR) ("Thermon") today announced that it will reschedule its fourth quarter and full fiscal year 2019 earnings conference call in order to allow additional time to complete its Annual Report on Form 10-K for the fiscal year ended March 31, 2019 (the “Form 10-K”). Thermon expects revenue for the fourth quarter and full fiscal year ended March 31, 2019 will exceed the upper end of previously issued guidance and adjusted earnings before interest, taxes, depreciation and amortization for the 2019 fiscal year will be at or near an annual record. Thermon believes that the delayed filing will have no impact on Thermon's customers or the operations of the business.
Thermon expects to file a Form 12b-25, Notification of Late Filing, with the Securities and Exchange Commission, which will allow Thermon to extend the deadline to file the Form 10-K from May 30, 2019 until June 14, 2019. Thermon currently expects to file the Form 10-K within the extended deadline. A separate press release announcing revised details for the fourth quarter 2019 earnings and the associated conference call will be issued at the appropriate time.
Thermon expects to disclose in the Form 10-K that it identified a material weakness in its internal control over financial reporting primarily related to the accounting for revenues and costs within Thermon’s fiscal year ended March 31, 2019 with respect to a limited number of legacy project contracts with customers in its Europe, Middle East and Africa segment. While this analysis could affect the timing of revenue recognition, this analysis is principally limited to the 2019 fiscal year and Thermon does not believe it will affect the underlying profitability of these contracts.
Forward-Looking Statements
This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our expectations for Thermon’s results for the fourth quarter and full fiscal year ended March 31, 2019, the results of the assessment of the effectiveness of internal control over financial reporting as of March 31, 2019, and the timing of Thermon’s filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the scheduling of Thermon’s earnings call related thereto. When used, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.
Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others: the risk that Thermon may not be able to complete the filing of the Form 10-K within the 15-day extension permitted by rules of the Securities and Exchange Commission, and the possibility that the ongoing audit of its internal controls of financial reporting may require changes to its consolidated financial statements or additional control deficiencies. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any

Exhibit 99.1

forward-looking statements contained in this release ultimately prove to be accurate. In addition to the numerous factors described above, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which are available on the website of the Securities and Exchange at www.sec.gov or on the Investor Relations section of our website at ir.thermon.com. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law.
About Thermon
Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.
Contact:
Kevin Fox
(512) 690-0600
Investor.Relations@thermon.com